Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of HLM Design, Inc. on Form S-8 of our report dated July 12, 2000 appearing in the HLM Design, Inc. Annual Report on Form 10-K for the fiscal year ended April 28, 2000.



Deloitte & Touche LLP
Charlotte, North Carolina
December 21, 2000